                                                                     EXHIBIT 4.8

               PATENT AND COPYRIGHT COLLATERAL SECURITY AGREEMENT


              This PATENT AND COPYRIGHT COLLATERAL SECURITY AGREEMENT (this
              -------------------------------------------------------
"AGREEMENT") is dated as of May 21, 1997 and entered into by and between AFC ENTERPRISES, INC., a Minnesota corporation ("GRANTOR"), and CANADIAN IMPERIAL BANK OF COMMERCE, as administrative agent for and representative of (in such capacity herein called "SECURED PARTY") the financial institutions ("LENDERS") party to the Credit Agreement (as hereinafter defined).

                             PRELIMINARY STATEMENTS

          A. Secured Party, as administrative agent for Lenders, Lenders and Goldman Sachs Credit Partners L.P., as syndication agent and arranging agent, have entered into a Credit Agreement dated as of May 21, 1997 (said Credit Agreement, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "CREDIT AGREEMENT", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Grantor pursuant to which Lenders have made certain commitments, subject to the terms and conditions set forth in the Credit Agreement, to extend certain credit facilities to Grantor.

          B. Grantor may enter into one or more Interest Rate Agreements (collectively, the "LENDER INTEREST RATE AGREEMENTS") with one or more Lenders and/or its Affiliates (in such capacity, collectively, "INTEREST RATE EXCHANGERS"), and it is desired that the obligations of Grantor under the Lender Interest Rate Agreements, including without limitation the obligation of Grantor to make payments thereunder in the event of early termination thereof, together with all obligations of Grantor under the Credit Agreement and the other Loan Documents, be secured hereunder.

          C. Grantor has and may in the future have rights, title and interests in and to various Patents and owns and uses in its business and will in the future, adopt and so use various published and unpublished works of authorship including, without limitation, computer programs, computer data bases and other computer software (collectively, the "COPYRIGHTS")and other related Collateral (as such terms are hereinafter defined).

          D. Secured Party, for its benefit and the ratable benefit of Lenders, desires to become a secured creditor with respect to and, under the circumstances described herein, an assignee of all of the existing and future Patents, Copyrights, all copyright registrations issued to Grantor and applications for copyright registration which have heretofore been or may hereafter be issued to Grantor thereon or applied for with the United States Copyright Office and throughout the world (the "REGISTRATIONS"), all common law and other rights in and to the Copyrights throughout the world, including all copyright licenses (but with respect to such copyright licenses, only to the extent permitted by such licensing arrangements) (the "COPYRIGHT RIGHTS") and all proceeds of the Copyrights, the Registrations and the Copyright Rights, and

Grantor agrees to create a secured and protected interest in the Copyrights, the Registrations, the Copyright Rights and all the proceeds thereof as provided herein.

          E. Grantor is willing to grant to Secured Party a security interest in all such Collateral for the purpose of securing the complete and timely satisfaction of all of the Secured Obligations (as hereinafter defined) and, effective upon the occurrence and during the continuation of an Event of Default, to appoint Secured Party as Grantor's attorney-in-law and attorney-in-fact to execute documents and take actions to assign Grantor's right, title and interest in all such Collateral to Secured Party.

          F. It is a condition precedent to the initial extensions of credit by Lenders under the Credit Agreement that Grantor shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

          NOW, THEREFORE, in consideration of the premises and in order to induce Lenders to make Loans and other extensions of credit under the Credit Agreement and to induce Interest Rate Exchangers to enter into the Lender Interest Rate Agreements, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

          SECTION 1.  GRANT OF SECURITY.  Grantor hereby assigns to Secured
                      -----------------
Party, and hereby grants to Secured Party a first priority security interest in, all of Grantor's right, title and interest in and to the following, in each case whether now or hereafter existing or in which Grantor now has or hereafter acquires an interest and wherever the same may be located (the "COLLATERAL"):

          (a) all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, owned by Grantor and all patents and patent applications and rights and interests in patents and patent applications under any domestic law that are presently, or in the future may be, held or used by Grantor in whole or in part (including, without limitation, the patents and patent applications listed in Schedule A annexed hereto, as the same may be amended pursuant hereto
          ----------
from time to time), all rights (but not obligations) corresponding thereto (including without limitation the right (but not the obligation) to sue for past, present and future infringements in the name of Grantor or in the name of Secured Party or otherwise), and all re-issues, divisions, continuations, renewals, extensions and continuations-in-part thereof (all of the foregoing being collectively referred to as the "PATENTS"); it being understood that the rights and interest assigned hereby shall include, without limitation, all rights and interests pursuant to licensing or other contracts, including without limitation those licensing agreements listed on Schedule B annexed hereto, in
                                                ----------
favor of Grantor pertaining to patent applications and patents presently or in the future owned or used by third parties but, in the case of third parties which are not Affiliates of Grantor, only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third parties;

          (b) each of the Copyrights, rights, titles and interests in and to the Copyrights and works protectable by copyright, which are presently, or in the future may be, owned, created, authored (as a work for hire), acquired or used (whether pursuant to a license or otherwise) by Grantor, in whole or in part, and all Copyright Rights with respect thereto and all Registrations therefor, heretofore or hereafter granted or applied for, and all renewals and extensions thereof, throughout the world, including all proceeds thereof (such as, by way of example and not by limitation, license royalties and proceeds of infringement suits), the right (but not the obligation) to renew and extend such Copyrights, Registrations and Copyright Rights and to register works protectable by copyright and the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of Grantor or in the name of Secured Party or Lenders for past, present and future infringements of the Copyrights and Copyright Rights, including, without limitation:

          (i) all of Grantor's right, title and interest, to the extent that it has the same, in and to all copyrights or rights or interests in copyrights registered or recorded in the United States Copyright Office, including, without limitation, the Registrations listed on Schedule C attached hereto,
                                                     ----------
     as the same may be amended pursuant hereto from time to time;

          (ii) all of Grantor's right, title and interest, to the extent that it has the same, in and to all renewals and extensions of any such copyrights that may be secured under the law now or hereafter in force and effect; and

          (iii) all of Grantor's right, title and interest, to the extent that it has the same, to make and exploit all derivative works based on or adopted from all works covered by the copyrights referred to herein;

it being understood and agreed that the Collateral assigned hereby shall include, without limita tion, rights and interests pursuant to licensing or other contracts in favor of Grantor pertaining to copyrights and works protectable by copyright presently or in the future owned or used by third-parties, but in the case of third-parties which are not Affiliates of Grantor only to the extent permitted by such licensing or other contracts and, if not so permitted, only with the consent of such third-parties;

          (c) all general intangibles relating to the Patents and Copyrights;

          (d) all books, records, ledger cards, files, correspondence, computer programs, tapes, disks and related data processing software that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon; and

          (e) all proceeds, products, rents and profits (including without limitation license royalties and proceeds of infringement suits) of or from any and all of the foregoing Collateral and, to the extent not otherwise included, all payments under insurance (whether or not Secured

Party or any Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral. For purposes of this Agreement, the term "PROCEEDS" includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary.

          SECTION 2.  SECURITY FOR OBLIGATIONS.  This Agreement secures, and the
                      ------------------------
Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. (S)362(a)), of all obligations and liabilities of every nature of Grantor now or hereafter existing under or arising out of or in connection with the Credit Agreement and the other Loan Documents and the Lender Interest Rate Agreements and all extensions or renewals thereof, whether for principal, interest (including without limitation interest that, but for the filing of a petition in bankruptcy with respect to Grantor, would accrue on such obligations), reimbursement of amounts drawn under Letters of Credit, payments for early termination of Lender Interest Rate Agreements, fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party, any Lender or any Interest Rate Exchanger as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT"), and all obligations of every nature of Grantor now or hereafter existing under this Agreement (all such obligations of Grantor, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

          SECTION 3.  GRANTOR REMAINS LIABLE.  Anything contained herein to the
                      ----------------------
contrary notwithstanding, (a) Grantor shall remain liable under any contracts and agreements included in the Collateral, to the extent set forth therein, to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party of any of its rights hereunder shall not release Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, and
(c) except as provided in Section 13, Secured Party shall not have any obligation or liability under any contracts and agreements included in the Collateral by reason of this Agreement, nor shall Secured Party be obligated to perform any of the obligations or duties of Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

          SECTION 4.  REPRESENTATIONS AND WARRANTIES.  Grantor represents and
                      ------------------------------
warrants as follows:

          (a) Description of Collateral.  A true and complete list of all
              -------------------------
Patents owned, held (whether pursuant to a license or otherwise) or used by Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule A annexed hereto and a true and complete list
----------
of all Registrations and applications for Registrations owned, held (whether pursuant to a license or otherwise), or used by Grantor, in whole or in part, as of the date of this Agreement is set forth in Schedule C annexed hereto.
                                              ----------

          (b) Validity and Enforceability of Collateral.  Each of the Patents,
              -----------------------------------------
the Copyrights and Copyright Rights are subsisting and, to the best of Grantor's knowledge, valid and enforceable, and except as set forth in Schedule 5.16 of the Credit Agreement, Grantor is not aware of any pending or threatened claim by any third party that any of the Patents or Registrations are invalid or unenforceable or that the use of any of the Patents, the Copyrights and Copyright Rights violates the rights of any third person or of any basis for any such claim.

          (c) Subsistence of Copyrights.  Each of the Copyrights and Copyright
              -------------------------
Rights are subsisting and none of the Copyrights, Registrations or Copyright Rights have been adjudged invalid or unenforceable.

          (d) Ownership of Collateral.  Except as permitted under the Credit
              -----------------------
Agreement and except for the security interest created by this Agreement, Grantor owns the Collateral free and clear of any Lien. Except as disclosed in the Credit Agreement and except such as may have been filed in favor of Secured Party relating to this Agreement, (i) no effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any filing or recording office and (ii) no effective filing covering all or any part of the Collateral is on file in the United States Patent and Trademark Office or in the United States Copyright Office.

          (e) No Adverse Claim.  Except as set forth in Schedule 5.16 of the
              ----------------
Credit Agreement, no claim known to Grantor has been made that the works of any of the Copyrights, Registrations or Copyright Rights does or may violate the rights of any third person.

          (f) Further Assurance.  Grantor has taken and will continue to take
              -----------------
all reasonable steps to protect the secrecy of all trade secrets relating to unpublished Collateral.

          (g) No Conflict.  The execution, delivery and performance of this
              -----------
Agreement by Grantor does not conflict with, result in a breach of, constitute (with due notice or lapse of time or both) a default under, or require the limitation of or consent under, any Contractual Obligation of Grantor, including, without limitation, any agreement pursuant to which Grantor licenses or has the right to use any Collateral.

          (h) Office Locations; Other Names.  The chief place of business, the
              -----------------------------
chief executive office and the office where Grantor keeps its records regarding the Collateral is, and has been for the six-month period preceding the date hereof, located at Suite 1700, Six Concourse Parkway, Atlanta, Georgia, 30328. Grantor has not in the past four years done, and does not now do, business in the United States under any other name (including any trade-name or fictitious business name) except America's Favorite Chicken Company, Popeyes Chicken & Biscuits,

Popeyes Famous Fried Chicken & Biscuits, AFC International, Far West Products, Muchos, Chesapeake Bagel Bakery and Texas Chicken.

          (i) Governmental Authorizations.  To the best of the Grantor's
              ---------------------------
knowledge no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for either (i) the grant by Grantor of the security interest granted hereby, (ii) the execution, delivery or performance of this Agreement by Grantor, or (iii) the perfection of or the exercise by Secured Party of its rights and remedies hereunder (except as may have been taken by or at the direction of Grantor and except for the filing of a financing statement describing the Collateral with the Superior Court of any County within the State of Georgia and the recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office).

          (j) Perfection.  This Agreement, together with the filing of a
              ----------
financing statement describing the Collateral with the Secretary of State of the State of Georgia and the recording of this Agreement with the United States Patent and Trademark Office, and the United States Copyright Office creates a valid, perfected and first priority security interest in the Collateral, securing the payment of the Secured Obligations.

          (k) Other Information.  All information heretofore, herein or
              -----------------
hereafter supplied to Secured Party by or on behalf of Grantor with respect to the Collateral is accurate and complete in all material respects.

          SECTION 5.  INSPECTION RIGHTS.  Grantor hereby grants to Secured Party
                      -----------------
on behalf of Lenders and any and all of its employees, representatives and agents the right to visit Grantor's and any of its Affiliate's or subcontractor's places of business during ordinary business hours that are used in connection with the production, sale or delivery of products or services utilizing any of the Copyrights, Registrations or Copyright Rights (or which were so utilized during the prior six month period), and to inspect the records relating thereto upon reasonable notice to Grantor and as often as may be reasonably requested.

          SECTION 6.  FURTHER ASSURANCES; NEW PATENTS, COPYRIGHT AND
                      ----------------------------------------------
APPLICATIONS.
------------

          (a) Grantor agrees that from time to time, at the expense of Grantor, Grantor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary, as requested by Secured Party, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Grantor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, as requested by Secured Party, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) use its reasonable best efforts (which shall not be deemed in any case to involve expenditures by Grantor in excess of $1,000) to obtain any necessary consents of third parties to the grant and perfection of a security interest and assignment to Secured Party with respect to any Collateral, (iii) at any reasonable time, upon reasonable prior notice by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (v) at Secured Party's request, appear in and defend any action or proceeding that may affect Grantor's title to or Secured Party's security interest in all or any part of the Collateral which is, individually or in the aggregate, material to the business or operations of Grantor or any Subsidiary of Grantor which licenses or uses such Collateral.

          (b) To the fullest extent permitted by law, Grantor hereby authorizes Secured Party to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral without the signature of Grantor. To the fullest extent permitted by law, Grantor agrees that a carbon, photographic or other reproduction of this Agreement or of a financing statement signed by Grantor shall be sufficient as a financing statement and may be filed as a financing statement in any and all jurisdictions.

          (c) Grantor hereby authorizes Secured Party to modify this Agreement without obtaining Grantor's approval of or signature to such modification by amending Schedule A or Schedule C, as the case may be, annexed hereto to include
         ----------    ----------
reference to any right, title or interest in (x) any existing Patent, Copyright, Registration or Copyright Rights or (y) any Patent, Copyright, Registration or Copyright Rights acquired or developed by Grantor after the execution hereof or to delete any reference to any right, title or interest in any Patent, Copyright, Registration or Copyright Rights in which Grantor no longer has or claims any right, title or interest; provided Secured Party provides Grantor
                                     --------
with five business days prior notice in writing of such modification during which period Grantor shall inform Secured Party of any errors or inconsistencies.

          (d) Grantor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

          (e) If Grantor shall hereafter obtain rights to any patentable inventions, or become entitled to the benefit of any patent application or patent or any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, or any new works protectable by copyright, or become entitled to the benefit of any Registration, application for Registration or renewals or extension of any Copyright, the provisions of this Agreement shall automatically apply thereto. Grantor shall, promptly at the end of June and December each year, notify Secured Party in writing of any of the foregoing rights or benefits acquired by Grantor after the date hereof or during the most recent calendar quarter, as applicable. Concurrently with the filing of an application for any Patent or Registration for any Copyright, Grantor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Patent and Copyright Collateral Security Agreement, substantially in the form hereof, with appropriate insertions, or an amendment to this Agreement, in form and substance satisfactory to Secured Party, pursuant to which Grantor shall grant a security interest to the extent of its interest in such Patent or Registration as provided herein to

Secured Party unless so doing would, in the reasonable judgment of Grantor, after due inquiry, result in the grant of a patent in the name of Secured Party, in which event Grantor shall give written notice to Secured Party as soon as reasonably practicable and the filing shall instead be undertaken as soon as practicable but in any case promptly following the grant of the Patent or Registration.

          SECTION 7.  CERTAIN COVENANTS OF GRANTOR.  Grantor shall:
                      ----------------------------

          (a) not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement or any material and applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

          (b) notify Secured Party of any change in Grantor's name, identity or corporate structure within 15 days of such change;

          (c) give Secured Party 30 days' prior written notice of any change in Grantor's chief place of business or chief executive office or the office where Grantor keeps its records regarding the Collateral;

          (d) pay promptly before any penalty accrues thereon all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith; provided that Grantor shall in any event pay such taxes, assessments,
       --------
charges, levies or claims not later than five days prior to the date of any proposed sale under any judgement, writ or warrant of attachment entered or filed against Grantor or any of the Collateral as a result of the failure to make such payment;

          (e) not sell, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Credit Agreement; provided that Grantor may license Copyrights and Patents to is franchisees,
--------
manufacturers and suppliers in the ordinary course of its business;

          (f) except for Liens permitted under the Credit Agreement and except for the security interest created by this Agreement, not create or suffer to exist any Lien upon or with respect to any of the Collateral to secure the indebtedness or other obligations of any Person;

          (g) diligently keep reasonable records respecting the Collateral and at all times keep at least one complete set of its records concerning substantially all of the Patents, Copyrights, Copyright Rights and Registrations at its chief executive office or principal place of business;

          (h) not, without the prior written consent of Secured Party, which shall not be unreasonably withheld, permit the inclusion in any contract to which it becomes a party of any provision that could or might in any way impair or prevent the creation of a security interest in, or the assignment of, Grantor's rights and interests in any property included within the definition of any Patents, Copyrights, Copyright Rights and Registrations acquired under such contracts;

          (i) take all reasonable steps necessary to protect the secrecy of all trade secrets relating to the products and services sold or delivered under or in connection with the Patents, Copyrights, Copyright Rights and Registrations, including without limitation entering into confidentiality agreements with employees and labeling and restricting access to secret information and documents;

          (j) use proper statutory notice in connection with its use of each of the Patents, Copyrights, Copy Rights and Registrations or copies of phonorecords of any of the works which are the subject of the Collateral;

          (k) use consistent standards of high quality (consistent with Grantor's past practices) in the manufacture, sale and delivery of products and services sold or delivered under or in connection with any of the Patents, Copyrights, Copyright Rights and Registrations including, to the extent applicable, in the operation and maintenance of its retail stores and other merchandising operations; and

          (l) upon any officer of Grantor obtaining knowledge thereof, promptly notify Secured Party in writing of any event that may materially and adversely affect the value of the Collateral or any portion thereof (which portion is material to the business or operations of Grantor or any Subsidiary of Grantor which licenses or uses such Collateral), the ability of Grantor or Secured Party to dispose of the Collateral or any portion thereof (which portion is material to the business or operations of Grantor or any Subsidiary of Grantor which licenses or uses such Collateral), or the rights and remedies of Secured Party in relation thereto, including without limitation the levy of any legal process against the Collateral or any portion thereof (which portion is material to the business or operations of Grantor or any Subsidiary of Grantor which licenses or uses such Collateral).

          SECTION 8.  AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL.  Except as
                      --------------------------------------------
otherwise provided in this Section 8, Grantor shall continue to collect, at its own expense, all amounts due or to become due to Grantor in respect of the Collateral or any portion thereof. In connection with such collections, Grantor may take (and, at Secured Party's direction, shall take) such action as Grantor or Secured Party may deem necessary or advisable to obtain collection of such amounts; provided, however, that Secured Party shall have the right at any time,
         --------  -------
upon the occurrence and during the continuation of an Event of Default and upon written notice to Grantor of its intention to do so, to notify the obligors with respect to any such amounts of the existence of the security interest created hereby, and to direct such obligors to make payment of all such amounts directly to Secured Party, and, upon such notification and at the expense of Grantor, to enforce collection of any such amounts and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as Grantor might have done. After receipt by Grantor of the notice from Secured Party referred to in the proviso to the preceding sentence, (i) all amounts and
                   -------
proceeds (including checks and other instruments) received by

Grantor in respect of amounts due to Grantor in respect of the Collateral or any portion thereof shall be received in trust for the benefit of Secured Party hereunder, shall be segregated from other funds of Grantor and shall be forthwith paid over or delivered to Secured Party in the same form as so received (with any necessary endorsement) to be held as cash Collateral and applied as provided by Section 18, and (ii) Grantor shall not adjust, settle or compromise the amount or payment of any such amount or release wholly or partly any obligor with respect thereto or allow any credit or discount thereon.

          SECTION 9.  PATENT APPLICATIONS, COPYRIGHT REGISTRATION, RENEWAL AND
                      --------------------------------------------------------
                      LITIGATION AND DISPOSAL.
                      -----------------------

          (a) Grantor shall have the duty diligently, through counsel reasonably acceptable to Secured Party, to (x) prosecute any patent application relating to any of the Patents specifically identified in Schedule A annexed hereto that is
                                              ----------
pending as of the date of this Agreement, and to make application on any existing or future unpatented but patentable invention, and (y) to make any application for Registration on an existing or future unregistered but copyrightable works (except for works of nominal commercial value) and (z) to do any and all acts which are necessary or desirable to preserve and maintain all rights in all Patents and Registration. Any expenses incurred in connection therewith shall be borne solely by Grantor. Grantor shall not abandon any right to file a patent application or any pending patent or registration application or any Patent or Copyright without the prior written consent of Secured Party. Notwithstanding anything contained in this subsection 9(a), Grantor need not make federal application with respect to or take other action to preserve or maintain, and may abandon, sell, assign (by operation of law or otherwise), any right to file a patent or registration application, any pending patent or registration applications or any Patents or Copyrights which are not, individually or in the aggregate, material to the business or operations of Grantor or any Subsidiary of Grantor which licenses or uses such Patents or Copyrights or to the extent consistent with past practices and good business judgment.

          (b) Except as provided in Section 9(d), Grantor shall have the right to commence and prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement, unfair competition, or other damage or reexamination or reissue proceedings as are in its reasonable business judgment necessary to protect the Collateral. Secured Party shall provide, at Grantor's expense, all reason able and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

          (c) Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or of any adverse determination in, any proceeding (whether in the United States Patent and Trademark Office or in the United States Copyright Office or any federal, state or local court) described in Section 9(a) or 9(b) or regarding Grantor's interests in any Collateral. Grantor shall provide to Secured Party any information with respect thereto reasonably requested by Secured Party.

          (d) Anything contained herein to the contrary notwithstanding, upon the occurrence and during the continuation of an Event of Default, Secured Party shall have the right (but not the obligation) to bring suit, in the name of Grantor, Secured Party or otherwise, to enforce any Patent, Registration, Copyright or Copyright Rights and any license thereunder, in which event Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Secured Party as provided in Section 17 in connection with the exercise of its rights under this
Section 8. To the extent that Secured Party shall elect not to bring suit to enforce any Patent, Registration, Copyright or Copyright Rights or any license thereunder as provided in this Section 9(d), Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement by others of any of the Patents, Registrations, Copyrights or Copyright Rights which are, individually or in the aggregate, material to the business or operations of Grantor or any Subsidiary of Grantor which licenses or uses such Patents, Registrations, Copyrights or Copyright Rights, and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

          SECTION 10.    NON-DISTURBANCE AGREEMENTS, ETC.  If and to the extent
                         --------------------------------
that Grantor is permitted to license the Collateral, Secured Party shall enter into a non-disturbance agreement or other similar arrangement, at Grantor's request and expense, with Grantor and any licensee of any Collateral permitted hereunder in form and substance satisfactory to Secured Party pursuant to which
(a) Secured Party shall agree not to disturb or interfere with such licensee's rights under its license agreement with Grantor so long as such licensee is not in default thereunder and (b) such licensee shall acknowledge and agree that the Collateral licensed to it is subject to the security interest created in favor of Secured Party and the other terms of this Agreement.

          SECTION 11.  REASSIGNMENT OF COLLATERAL.  If (a) an Event of Default
                       --------------------------
shall have occurred and, by reason of cure, waiver, modification, amendment or otherwise, no longer be continuing, (b) no other Event of Default shall have occurred and be continuing, (c) an assignment to Secured Party of any rights, title and interests in and to the Collateral shall have been previously made and shall have become absolute and effective pursuant to Section 12(f) or Section 16(b), and (d) the Secured Obligations shall not have become immediately due and payable, upon the written request of Grantor and the written consent of Secured Party, Secured Party shall promptly execute and deliver to Grantor such assignments as may be necessary to reassign to Grantor any such rights, title and interests as may have been assigned to Secured Party as aforesaid, subject to any disposition thereof that may have been made by Secured Party pursuant hereto; provided that, after giving effect to such reassignment, Secured Party's
        --------
security interest granted pursuant to Section 1, as well as all other rights and remedies of Secured Party granted hereunder, shall continue to be in full force and effect; and provided, further that the rights, title and interests so
                --------  -------
reassigned shall be free and clear of all Liens other than Liens (if any) encumbering such rights, title and interest at the time of their assignment to Secured Party and Permitted Liens.

          SECTION 12.  SECURED PARTY APPOINTED ATTORNEY-IN-FACT.  Grantor hereby
                       ----------------------------------------
irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of Grantor and in the name of Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

          (a) upon the occurrence and during the continuation of an Event of Default, to endorse Grantor's name on all applications, documents, papers and instruments necessary for Secured Party in the use or maintenance of the Collateral;

          (b) upon the occurrence and during the continuation of an Event of Default,to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

          (c) upon the occurrence and during the continuation of an Event of Default, to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clause (b) above;

          (d) upon the occurrence and during the continuation of an Event of Default, to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

          (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Credit Agreement) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of Grantor to Secured Party, due and payable immediately without demand; provided, however, that unless an Event of Default shall have occurred and be
--------  -------
continuing, Secured Party may not pay or discharge any such tax or Lien which is being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and for which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made; and

          (f) upon the occurrence and during the continuation of an Event of Default, (i) to execute and deliver any of the assignments or documents requested by Secured Party pursuant to Section 16(b), (ii) to grant or issue an exclusive or non-exclusive license to the Collateral or any portion thereof to any Person, and (iii) otherwise generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as Grantor might do.

          SECTION 13.  SECURED PARTY MAY PERFORM.  If Grantor fails to perform
                       -------------------------
any agreement contained herein within the time provided for performance hereunder, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Grantor under Section 16.

          SECTION 14.  STANDARD OF CARE.  The powers conferred on Secured Party
                       ----------------
hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

          SECTION 15.  COPYRIGHT LITIGATION AFTER DEFAULT.  Upon the occurrence
                       ----------------------------------
and during the continuance of an Event of Default, Secured Party shall have the right but shall in no way be obligated to bring suit in the name of Grantor, Secured Party or Lenders to enforce any Copyright, Registration, Copyright Right and any license thereunder, in which event Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Secured Party and any other Indemnitee as provided in Section 18 in connection with the exercise of their rights under this Section 15. To the extent that Grantor shall elect not to bring suit to enforce any Copyright, Registration, Copyright Rights or any license thereunder, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Copyrights, Registrations or Copyright Rights by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

          SECTION 16.  REMEDIES.  If any Event of Default shall have occurred
                       --------
and be continuing:

          (a) Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (i) require Grantor to, and Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (ii) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (iii) prior to the disposition of the Collateral, store the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (iv) take possession of Grantor's premises or place custodians in exclusive control thereof, remain on such premises and use the same for the purpose of taking any actions described in the preceding clause (iii) and collecting any Secured Obligation, (v) exercise any and all rights and remedies of Grantor under or in connection with the contracts related to the Collateral or otherwise in respect of the Collateral, including without limitation any and all rights of Grantor to demand or otherwise require payment of any amount under, or performance of any provision of, such contracts, and (vi) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. To the fullest extent permitted by law, Secured Party or any Lender may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Requisite Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the fullest extent permitted by law, Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

          (b) Upon written demand from Secured Party, Grantor shall execute and deliver to Secured Party an assignment or assignments of the Patents, Copyrights, Registrations and Copyright Rights and such other documents as are necessary or appropriate to carry out the intent and purposes of this Agreement. Grantor agrees that such an assignment and/or recording shall be applied to reduce the Secured Obligations outstanding only to the extent that Secured Party (or any Lender) receives cash proceeds in respect of the sale of, or other realization upon, the Collateral.

          (c) Within five Business Days of written notice from Secured Party, Grantor shall make available to Secured Party, to the extent within Grantor's power and authority, such personnel in Grantor's employ on the date of the Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit Grantor to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by Grantor under or in connection with the Copyrights, Registrations and Copyrights, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

          SECTION 17.  APPLICATION OF PROCEEDS.  Except as expressly provided
                       -----------------------
elsewhere in this Agreement, all proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of Secured Party, be held by Secured Party as Collateral for, and/or then, or at any other time thereafter, applied in full or in part by Secured Party against, the Secured Obligations in the following order of priority:

          FIRST: To the payment of all costs and expenses of such sale, collection or other realization, including all expenses, liabilities and advances made or incurred by Secured Party in connection therewith, including reasonable fees and expenses of its agents and counsel, and all amounts for which Secured Party is entitled to indemnification hereunder and all advances made by Secured Party hereunder for the account of Grantor, and to the payment of all costs and expenses paid or incurred by Secured Party in connection with the exercise of any right or remedy hereunder, all in accordance with Section 16;

          SECOND: To the payment of all other Secured Obligations (for the ratable benefit of the holders thereof) in such order as Secured Party shall elect; and

          THIRD: To the payment to or upon the order of Grantor, or to whosoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, of any surplus then remaining from such proceeds.

          SECTION 18.  INDEMNITY AND EXPENSES.
                       ----------------------

          (a) Grantor agrees to indemnify Secured Party from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including, without limitation, enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (b) Grantor shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the administration of this

Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iv) the failure by Grantor to perform or observe any of the provisions hereof.

          SECTION 19.  CONTINUING SECURITY INTEREST; TRANSFER OF LOANS.  This
                       -----------------------------------------------
Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, (b) be binding upon Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 10.1 of the Credit Agreement, any Lender may assign or otherwise transfer any Loans held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Lenders herein or otherwise. Upon the payment in full of all Secured Obligations (other than inchoate indemnification obligations with respect to claims, losses or liabilities which have not yet arisen), the cancellation or termination of the Commitments and the cancellation or expiration of all outstanding Letters of Credit, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantor. Upon any such termination Secured Party will, at Grantor's expense, execute and deliver to Grantor such documents as Grantor shall reasonably request to evidence such termination.

          SECTION 20.  SECURED PARTY AS ADMINISTRATIVE AGENT.
                       -------------------------------------

          (a) Secured Party has been appointed to act as Secured Party hereunder by Lenders pursuant to the Credit Agreement. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of Collateral), solely in accordance with this Agreement and the Credit Agreement; provided that Secured Party shall exercise, or refrain from exercising, any
--------
remedies provided for in Section 18 in accordance with the instructions of (i) Requisite Lenders or (ii) after payment in full of all Obligations under the Loan Documents other than any Lender Interest Rate Agreements, the holders of a majority in notional amount of all Lender Interest Rate Agreements (or, if a Lender Interest Rate Agreement has been terminated in accordance with its terms, the amount then due and payable (exclusive of expenses and similar payments but including any early termination payments then due) under such Lender Interest Rate Agreements).

          (b) Secured Party shall at all times be the same Person that is Administrative Agent under the Credit Agreement. Written notice of resignation by Administrative Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute notice of resignation as Secured Party under this Agreement; removal of Administrative Agent pursuant to subsection 9.6 of the Credit Agreement shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Administrative Agent pursuant to subsection 9.6 of the Credit

Agreement shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Administrative Agent under subsection 9.6 of the Credit Agreement by a successor Administrative Agent, that successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums, securities and other items of Collateral held hereunder, together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Administrative Agent's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

          SECTION 21.  AMENDMENTS; ETC.  No amendment, modification, termination
                       ---------------
or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

          SECTION 22.  NOTICES.  Any notice or other communication herein
                       -------
required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to the other party hereto.

          SECTION 23.  FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE.
                       -----------------------------------------------------
No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege.
All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

          SECTION 24.  SEVERABILITY.  In case any provision in or obligation
                       ------------
under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 25.  HEADINGS.  Section and subsection headings in this
                       --------
Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

          SECTION 26.  GOVERNING LAW; TERMS.  THIS AGREEMENT AND THE RIGHTS AND
                       --------------------
OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Credit Agreement, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined.

          SECTION 27.  COUNTERPARTS.  This Agreement may be executed in one or
                       ------------
more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                  [Remainder of page intentionally left blank]

          IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.



                              AFC ENTERPRISES, INC.


                              By:   /s/ Samuel N. Frankel
                                    ---------------------------
                                    Samuel N. Frankel
                                    Chief Financial Officer

                              Notice Address:

                              Suite 1700, Six Concourse Parkway
                              Atlanta, Georgia  30328
                              Attention: Gerald Wilkins
                                         Chief Financial Officer
                              Tel: (770) 353-9500
                              Fax: (770) 353-3074

                              with copies to:

                              Samuel N. Frankel, Esq.
                              General Counsel
                              AFC Enterprises, Inc.
                              Suite 1700, Six Concourse Parkway
                              Atlanta, Georgia  30328

                              CANADIAN IMPERIAL BANK OF COMMERCE,
                              as Secured Party


                              By:  /s/ Marybeth Ross
                                   ----------------------------
                                    Marybeth Ross
                                    Authorized Signatory


                              Notice Address:

                              Canadian Imperial Bank of Commerce
                              Agency Services
                              425 Lexington Avenue
                              New York, New York  10017
                              Attention: Marybeth Ross

                              Telephone: 212 856-3691
                              Facsimile: 212 856-3763

                                   SCHEDULE A
             TO PATENT AND COPYRIGHT COLLATERAL SECURITY AGREEMENT

                                 PATENTS ISSUED

====================================================================
File No.             Country             Mark             Patent No.
--------------------------------------------------------------------
PA-US-0001.00        U.S.      Gas Fryer Heat              5,417,202
                               Exchanger (Ultrafryer)
--------------------------------------------------------------------
PA-Cana-0002.00      Canada    Flour & Batter Table          1064765
--------------------------------------------------------------------
PA-US-0003.00        U.S.      Parallel Thrust             4,875,430
                               Propulsion System
--------------------------------------------------------------------
PA-US-0005.00        U.S.      Method & apparatus for      4,153,736
                               basting & displaying
                               food (corn carousel)
--------------------------------------------------------------------
PA-US-0006.00        U.S.      Method & apparatus for      4,230,066
                               basting & displaying
                               food
--------------------------------------------------------------------
PA-US-0008.00        U.S.      Flour & Batter Table        3,597,035
--------------------------------------------------------------------
PA-US-0009.00        U.S.      Current Limiting            4,335,345
                               Circuit for Switching
                               Regulator
--------------------------------------------------------------------
PA-US-0011.00        U.S.      Fast service restaurant       250,842
                               building.
====================================================================

                                 Schedule A-1

                                PATENTS PENDING

APPLICATION NO.  FILING DATE
---------------  -----------


                                 Schedule A-2

                                   SCHEDULE B
             TO PATENT AND COPYRIGHT COLLATERAL SECURITY AGREEMENT

                        UNITED STATES LICENSE AGREEMENTS



                                 Schedule B-1

                                   SCHEDULE C
             TO PATENT AND COPYRIGHT COLLATERAL SECURITY AGREEMENT


                                U.S. COPYRIGHTS


Copyright            Reg. No.                 Date of Issue
---------            --------                 -------------
CP-US-0001.00        TXU 651-768                10/21/94
PERFECT FOODCOST
(VERSION 3.05)



                        FOREIGN COPYRIGHT REGISTRATIONS


Copyright            Reg. No.                 Date of Issue
---------            --------                 -------------



                            PENDING U.S. COPYRIGHTS


Copyright            Reg. No.                 Date of Application
---------            --------                 -------------------


                                      C-1